EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

WASTE SERVICES REPORTS THIRD QUARTER RESULTS

BURLINGTON, Ontario, November 10, 2004 /PRNewswire-FirstCall/ – Waste Services, Inc. (Nasdaq: WSII) today reported financial results for the three months ended September 30, 2004. Revenue for the quarter was $94.6 million, an increase of $59.9 million, or 172% over the same period last year. The increase is primarily attributable to new business acquisitions in the United States, since the company initiated a disposal-based growth strategy to enter the U.S. solid waste market in 2003. Additionally, the company began operations at its Southeast Regional Landfill and transfer stations serving the Phoenix market and the Fort Bend Regional Landfill serving the Houston market. Operating income before depreciation, depletion and amortization* was $15.4 million for the three months ended September 30, 2004, compared to $3.0 million for the same period last year. The results for the current quarter include certain specific gains and losses that are further described in this release. Net loss attributable to Common Shareholders for the three months ended September 30, 2004 was $5.7 million, or $0.06 per share, versus a loss of $40.7 million, or $1.06 per share, for the comparable period last year.

For the nine months ended September 30, 2004, revenue was $217.6 million, an increase of $126.3 million or 138% over the comparable period last year. Net loss attributable to Common Shareholders was $35.1 million for the nine months ended September 30, 2004, or $0.41 per share, compared to a net loss attributable to Common Shareholders of $65.0 million, or $1.75 per share for the comparable period last year.

As previously announced, the company reached an agreement with the selling shareholders of Florida Recycling Services, Inc. ("FRS") to adjust the purchase price paid for the shares of FRS. Pursuant to that agreement, the company recorded a gain in the quarter of $8.6 million. Additionally, on October 4, 2004, the company amended its senior secured credit facilities. The company also incurred approximately $1.2 million of professional fees and other costs primarily related to the bank amendment as well as the previously announced migration transaction. As part of the company’s cost reduction programs, it incurred severance and related costs for the quarter of $2.7 million. Stock-based compensation for the quarter was $0.4 million as compared to $1.5 million for the same period in the prior year.

The Chairman and Chief Executive Officer of the company, David Sutherland-Yoest, stated "We are pleased with our third quarter results and sequential improvements over the second quarter. We look forward to continued improvement as we execute the growth and action plans in each of our geographic markets."

* Reconciliation of Non-GAAP Measures for the Three and Nine Months Ended September 30, 2004 and 2003:

The following table reconciles the differences between income (loss) from operations, as determined under U.S. GAAP, and operating income before depreciation, depletion and amortization, a non-GAAP financial measure (in thousands of U.S. dollars) (unaudited):
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Operating income before depreciation, depletion and amortization (1)	$15,372	$2,967	$29,729	$10,804
Less: Depreciation, depletion and amortization	9,712	3,808	22,993	10,599
Income (loss) from operations	$ 5,660	$ (841)	$ 6,736	$ 205

(1) Operating income before depreciation, depletion and amortization is presented because the company believes that it may be used by certain investors to analyze and compare the company’s operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates. In addition, management uses operating income before depreciation, depletion and amortization, among other things, as an internal performance measure. The company’s lenders also use operating income before depreciation, depletion and amortization to measure the company’s ability to service and/or incur additional indebtedness under its credit facilities. However, operating income before depreciation, depletion and amortization should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with U.S. GAAP or as a measure of a company’s performance, profitability or liquidity. Operating income before depreciation, depletion and amortization is not calculated under U.S. GAAP and therefore is not necessarily comparable to similarly titled measures of other companies.

The company will host an investor and analyst conference call on Wednesday, November 10, 2004 at 5:00 p.m. (EST) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please contact the conference call operator at (877) 211-7911 or (416) 405-9310. For those unable to listen to the live call, a telephonic replay of the call will be available until November 24. 2004 by phoning (800) 408-3053 or (416) 695-5800 and entering reservation number 3112516.

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Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company's future plans, objectives and goals. These forward- looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward- looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2003. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Waste Services, Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company's web site is www.wasteservicesinc.com. Information on the company's web site does not form part of this press release.

For information contact:
Mark A. Pytosh
Executive Vice President
905-319-6054

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of US dollars; except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenue	$ 94,615	$ 34,748	$ 217,558	$ 91,310

Operating and other expenses:
Cost of operations	68,427	22,915	153,043	59,939
Selling, general and administrative expense
exclusive of stock-based compensation	16,335	7,321	41,712	18,842
Stock-based compensation expense (benefit)	386	1,462	(648)	1,285
Severance and other related costs	2,709	-	2,709	-
Settlement with sellers of Florida Recycling	(8,635)	-	(8,635)	-
Depreciation, depletion and amortization	9,712	3,808	22,993	10,599
Foreign exchange loss (gain) and other	21	83	(352)	440

Income (loss) from operations	5,660	(841)	6,736	205
Interest expense	5,681	1,514	24,263	4,501
Changes in fair value of warrants	(532)	-	(111)	-
Cumulative mandatorily redeemable preferred stock dividends and
amortization of issue costs	4,535	3,858	12,844	6,056

Loss before income taxes	(4,024)	(6,213)	(30,260)	(10,352)
Income tax provision	1,695	908	5,033	574

Loss before cumulative effect of change in accounting principle	(5,719)	(7,121)	(35,293)	(10,926)
Cumulative effect of change in accounting principle, net of provision for income taxes of $132 and $256 for the nine months ended
September 30, 2004 and 2003, respectively	-	-	225	518

Net loss	(5,719)	(7,121)	(35,068)	(10,408)
Deemed dividend on Series 1 Preferred Shares	-	(33,551)	-	(54,572)

Net loss attributable to Common Shareholders	$ (5,719)	$ (40,672)	$ (35,068)	$ (64,980)

Basic and diluted loss per share:
Basic and diluted loss per share attributable to common shareholders
before cumulative effect of change in accounting principle..	$ (0.06)	$ (1.06)	$ (0.41)	$ (1.76)
Cumulative effect of change in accounting principle	-	-	-	0.01

Loss per share - basic and diluted	$ (0.06)	$ (1.06)	$ (0.41)	$ (1.75)

Weighted average Common Shares outstanding - basic and diluted	96,854	38,447	85,484	37,181